Exhibit 10.12

TERM LOAN FACILITY AGREEMENT

BETWEEN

BHARAT BUSINESS CHANNEL LIMITED

[BORROWER]

AND

BANK OF INDIA

[LENDER]

TERM LOAN FACILITY AGREEMENT

THIS TERM LOAN FACILITY AGREEMENT MADE AND EXECUTED AT PUNE ON THIS 21st DAY OF MARCH, 2013.

BETWEEN

BHARAT BUSINESS CHANNEL LIMITED, a Company incorporated under the Companies Act, 1956 with Company Identification No. U92100MH2002PLC137947 and having its Registered Office at Auto Cars Compound, Adalat Road, Aurangabad - 431005, State of Maharashtra, hereinafter referred to as "THE BORROWER" (which expression shall, unless it be repugnant to the subject or context thereof, be deemed to mean and include its successors and permitted assigns) OF THE FIRST PART.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

1

AND

BANK OF INDIA, a Body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its Head Office at “Star House”, C-5, G-Block, Bandra-Kurla Complex, Bandra (East), Mumbai - 400 051 and a Branch Office amongst other places at “Sushilp", 1290. Shivajinagar, Opp. Hotel Swan Inn, Off Jangli Maharaj Road, Pune - 411 005 known as Pune Large Corporate Branch, hereinafter referred to as “THE LENDER” (which expression shall, unless it be repugnant to the subject or context thereof, be deemed to mean and include its successors and assigns).

[The Borrower and the Lender are hereinafter collectively referred to as “THE PARTIES” and individually as “A PARTY”].

WHEREAS:

[1]	The Borrower is a Limited Company having Company Identification No. U92100MH2002PLC137947 and having its Registered Office at Auto Cars Compound, Adalat Road. Aurangabad - 431005, State of Maharashtra. The Borrower is engaged inter alia in Up Linking and Down Linking Satellite Broadcasting and in the business of Direct to Home TV (DTH) Service in Ku Band, broadcasting, entertainment and education.

[2]	The Borrower has requested the Lender to lend and advance to the it, a Term Loan - II Facility of Rs. 150.00 Crores (Rupees One Hundred and Fifty Crores only) for Part Financing Subscriber Acquisition, procurements of hardware and scaling up Inventory along with nominal Plant and Machinery Capex under Term Loan Facility of Rs. 1200.00 Crores as a part of the Borrower’s Plan to achieve Economies of Scale, which the Lender has agreed to provide on the terms and conditions contained in the Sanction Letter bearing Ref. No PLCB/SR dated 16.03.2013 of the Lender and on the terms and conditions herein contained.

FOR THE CONSIDERATION AFORESAID, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	DEFINITIONS :

Wherever used in this Agreement, the following words shall have the meanings assigned to them as under:

“Additional Interest” shall have the meaning given to that term in Section 5.3 (Additional Interest).

“Affiliate” shall mean, with respect to any Party, any other Person directly or indirectly controlling or controlled by such Party or is under common Control with it.

“Applicable Law” shall mean any statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, clearance, approval, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision, or determination by, or any interpretation or administration of any of the foregoing by, any statutory or regulatory authority whether in effect as of the date of any Financing Document or thereafter and in each case as amended.

“Availability Period” shall mean a period of Twenty Four (24) months from the date of first disbursement of the Term Loan Facility unless extended in writing by the Lender.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

2

“Authorised Officer” shall mean with respect to any Person, any Officer of such Person or any Power of Attorney Holder of such Person, that is authorised to sign on behalf of such Person and at the time being listed as such by the Company Secretary of such Person in the most Recent Certificate of such Company Secretary delivered to the Lender.

“Base Rate” shall mean the percentage rate per annum decided by the Lender from time to time and announced / notified as its Base Rate from time to time.

“Business Day” shall mean a day on which the Lending Office of the Lender specified in this Agreement, or such other office as may be notified by the Lender, is open for normal business transactions.

“Borrower” shall mean the Borrower availing the Term Loan - II Facility from the Lender and providing any Security Interest to secure the Term Loan Facility in accordance with Section 10.1 (Security).

“Charged Assets” shall mean all the Assets over which Security Interest is required to be created in accordance with Section 10.1 (Security).

“Clearances” shall mean with respect to any Person who is a party to the Financing Documents, any consent, license, approval, registration, permit or other authorisation of any nature which is required to be granted by any statutory or regulatory authority: (i) for the incorporation of such Person; (ii) for the enforceability of any Financing Documents executed by such Person and the making of any payments contemplated there under by such Person; and (iii) for the performance of such Person's obligations under any Financing Document.

“Control” (including with correlative meaning, the terms "Controlled by"), as applied to any Person, shall mean the power or right to directly or indirectly: (i) direct or cause the direction of the management of that Person; (ii) direct or cause the direction of the policy decisions exercisable by that Person; or (iii) nominate for appointment the majority of the directors on the board of directors of that Person, by virtue of ownership of voting securities or management rights or contract or in any other manner.

“Credit Rating Agency” shall mean and refer to the Domestic Credit Rating Agencies such as Credit Analysis and Research Limited. CRISIL Limited, FITCH India, and ICRA Limited and International credit rating agencies such as Fitch, Moody's and Standard and Poor's and such other Credit Rating Agencies identified and/or recognized by the Reserve Bank of India from time to time.

“Default Interest” shall have the meaning set out in Section 5.2 hereof.

Default Interest Rate shall at any time mean a rate of interest equal to the sum of the then applicable Interest Rate and 2.00% (two decimal zero percent) per annum.

“Due Date” shall mean, in respect of:

(a)     Interest, the Interest Payment Dates; and

(b)     any other amount payable under the Financing Documents, the date on which such amount falls due in terms of the Financing Documents.

Except as otherwise specified in this Agreement, if any Due Date falls on a day which is not a Business Day, the immediately preceding Business Day shall be the Due Date for such payment.

“Event of Default” shall have the meaning given to such term in Section 15.1 (Events of Default).

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

3

“Financing Documents’’ shall mean collectively:

(a)     this Agreement;

(b)     all Security Documents;

(c)     all Agreements, Deeds, Documents, Powers Of Attorney, etc. entered into in relation to the availing of the Facility; and

(d)     any other Agreement so designated by the Lender and the Borrower.

“GAAP” shall have the meaning given to that term in Section 11.14 (Accounts).

“Government Authority” shall mean the Government of India, or the Government of any State of India or any ministry, department, board, authority, instrumentality, agency, corporation (to the extent acting in a legislative, judicial or administrative capacity and not as a contracting party with the Borrower) or commission under the direct or indirect control of the Government of India or the government of any state of India or any political subdivision of any of them or owned or controlled by the Government of India, the government of any state of India or any of their subdivisions, or any Court, Tribunal or Judicial Body within India.

“Indebtedness” in relation to any Person, shall mean any indebtedness whatsoever, of such Person at any time for or in respect of monies borrowed, contracted or raised (whether or not for cash consideration) or liabilities contracted by whatever means (including under guarantees, indemnities, acceptance, credits, deposits, hire-purchase and leasing).

“Insurance Contracts” shall mean all Insurance Policies entered into by the Borrower in respect of its assets, as may be required by the Lender.

“Interest Payment Date” shall mean the First Calendar Day of Each Calendar Month.

“Interest Rate” with respect to amounts utilised under the Term Loan Facility shall mean the rate of interest calculated as set out in THE FIRST SCHEDULE and notified by the Lender to the Borrower from time to time.

“Legal Proceeding(s)” shall mean any litigation, judicial, quasi-judicial, administrative or arbitral proceedings or proceedings with respect to any commission of inquiry.

“Lending Office” in relation to the Lender shall mean its Branch Office as specified hereunder:

BANK OF INDIA

PUNE LARGE CORPORATE BRANCH,

“Sushilp”, 1290, Shivajinagar

Opposite Hotel Swan Inn,

Off Jangli Maharaj Road Branch,

Pune - 411 005.

or such other Office as may be notified by the Lender to the Borrower.

“Material Adverse Effect” shall mean the effect or consequence of any event or circumstance which is or is likely to be:

(a)     adverse to the ability of the Borrower to perform or comply with any of their respective obligations under the Financing Documents in accordance with their respective terms; or

(b)     prejudicial to any of the businesses, operations or financial condition or prospects of the Borrower who is party to any Financing Document so as to impair its ability to perform or comply with any of their respective obligations under the Financing Document in accordance with their respective terms.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

4

“Original Financial Statements” shall mean the Last Audited Accounts of the Borrower prior to the date of first The Term Loan Facility.

“Person” shall mean any Natural Person, Limited Or Unlimited Liability Company, Corporation, Partnership (whether Limited or Unlimited), Proprietorship, Hindu Undivided Family, Trust, Union, Association, Government of any Agency or Political Subdivision thereof or any other Entity that may be treated as a Person under the Applicable Law.

“R.B.I” shall mean the Reserve Bank of India.

“Rupees or Rs.” shall mean the Lawful Currency for the time being of India.

“Sanction Letter” shall mean the Sanction Letter bearing Ref. No. PLCB/SR dated 16.03.2013 of the Lender viz Bank of India, Pune Large Corporate Branch (a copy whereof is annexed hereto) and more particularly described in THE THIRD SCHEDULE hereunder written and includes any modifications thereto.

“Secured Obligations” shall have the meaning given to that term in Section 10.1 (Security).

“Secured Parties” shall mean collectively the Lender, any agent of the Lender and includes any person acting as trustee for the benefit of the Lender, and Secured Party shall mean any one of them as the context may require.

“Security” shall mean collectively all the Security Interests required to be created to secure the Term Loan Facility as more particularly described in Section 10 (Security).

“Security Documents” shall mean and include without limitation any documents entered into or executed by the Borrower or any other Person for creating and perfecting the Security, including any:

(a)	Deed(s) of Mortgage;

(b)	Deed(s) of Hypothecation;

(c)	Deed(s) of Assignment;

(d)	Power of Attorney(s);

(e)	Deed(s) of Guarantee;

(g)	All Documents, Deeds, Power of Attorney(s). etc. required by the Lender, or entered into or executed by the Borrower or any other Person for creating and perfecting the Security; and

(h)	Any other document designated as a Security Document by the Lender.

“Security Interest” shall mean any guarantee, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation: (i) any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing; and (ii) any designation of loss payees or beneficiaries or any similar arrangement under any Insurance Contract.

“Tax” shall mean any and all present and future taxes, including without limitation, taxes levied on gross receipts, sales, turn-over, value added, use, consumption, property, income, franchise, capital, occupational, license, excise, interest and documentary stamps taxes, and customs and other duties, assessments, or fees, however imposed, withheld, levied, or assessed by any country or government subdivision thereof or any other taxing authority.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

5

“Term Loan” shall mean the aggregate of all the amounts disbursed to the Borrower under the Term Loan Facility, as may be outstanding from time to time.

"The Term Loan Facility” shall mean any disbursement of the Term Loan Facility or part thereof, in accordance with the terms and conditions of this Agreement.

1.2	INTERPRETATION :

In this Agreement, save where the context otherwise requires :

(a)	words importing the singular include the plural and vice versa;

(b)	a reference to a Section, or Schedule or Annexure, is a reference to a Section of, or Schedule or Annexure to, this Agreement;

(c)	headings are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

(d)	references to the word "includes" or "including" are to be construed without limitation;

(e)	a reference to "assets" includes all properties whatsoever both present and future, (whether tangible, intangible fixed, current or otherwise) (including intellectual property rights), fixed, current, investments, cash-flows, revenues, rights, benefits, interests and title of every description;

(f)	a reference to "authorisation" includes an authorisation, consent, clearance, approval, permission, resolution, licence, exemption, filing and registration;

(g)	a reference to "control" includes the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

(h)	a reference to "encumbrance’’ includes a mortgage, charge, lien, pledge, hypothecation security interest or any lien of any description whatsoever:

(i)	any reference to a public organisation shall be deemed to include a reference to any successor to such public organisation or any organisation or entity which has taken over the functions or responsibilities of such public organisation;

(j)	references to "indebtedness" means in relation to any Person, any indebtedness whatsoever of such Person at any time for or with respect to monies borrowed, contracted or raised (whether or not for cash consideration) or liabilities contracted by whatever means (including under guarantees, indemnities, acceptance, credits, deposits, hire-purchase and leasing);

(k)	references to a Party to this Agreement or a Person shall include their respective successors, novatees, assignees or transferees (to the extent assignment or transfer is permitted under this Agreement);

(l)	references to this Agreement shall be construed as references also to any separate or independent stipulation or agreement contained in it;

(m)	all references to any agreements, documents or other instruments shall include reference to that agreement, document or instrument as amended, supplemented, substituted, novated or modified from time to time;

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

6

(n)	reference to an "amendment" includes a supplement, modification, novation, replacement or re-enactment and "amended" is to be construed accordingly;

(o)	references to any law, statute or rules shall include reference to any amendment, modification, substitution or re-enactment thereto and to any regulations, directions, guidelines or notifications issued thereunder;

(p)	reference to a gender shall include references to the female, male and neuter genders;

(q)	all approvals, permissions, consents or acceptance required from the Lender for any matter shall require the "prior", "written" approval, permission, consent or acceptance of the Lender;

(r)	any consent, approval, determination, waiver or finding to be given or made by any of the Secured Parties shall be made or given by such Secured Party in their sole discretion;

(s)	the words 'hereof, 'herein', and 'hereto' and words of similar import when used with reference to a specific Section or Sub-clause in, or Schedule to, this Agreement shall refer to such Section or Sub-clause in, or Schedule to this Agreement, and when used otherwise than in connection with specific Sections, Sub-clauses or Schedules, shall refer to this Agreement as a whole;

(t)	the words "other", "or otherwise" and "whatsoever" shall not be construed ejusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to;

(u)	words and abbreviations, which have, well known technical or trade/commercial meanings are used in the Agreement in accordance with such meanings;

(v)	references to "day" means calendar day unless specifically provided to be a “Business Day".

(w)	a reference to a "month" is a reference to a period starting on one day in a calendar month and ending on the date immediately before the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month;

(x)	in the event of any disagreement or dispute between the Lender and the Borrower regarding the materiality or reasonableness of any matter including of any event, occurrence, circumstance, change, fact, information, document, authorisation, proceeding, act. omission, claims, breach, default or otherwise. the opinion of the Lender as to the materiality or reasonableness of any of the foregoing shall be final and binding on the Borrower; and

(y)	the rule of construction, if any, that a contract should be interpreted against the parties responsible for the drafting and preparation thereof, shall not apply

2.	TERMS OF THE TERM LOAN FACILITY:

2.1	Amount of the Term Loan Facility :

The Borrower agree to borrow from the Lender, and the Lender agrees to extend to the Borrower, on the terms and conditions contained in the Sanction Letter Ref. No. PLCB/SR dated 16.03.2013 and the terms and conditions contained herein, a Term Loan - II Limit of Rs 150.00 Crores (Rupees One Hundred and Fifty Crores only) (hereinafter referred to as “THE TERM LOAN FACILITY”).

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

7

2.2	Utilisation of the Proceeds of the Term Loan Facility :

The Borrower hereby agree that the proceeds of the Term Loan — II Facility of Rs. 150.00 Crores shall be utilised solely for the purposes of Part Financing Subscriber Acquisition, procurements of hardware and scaling up Inventory along with nominal Plant and Machinery Capex under Term Loan Facility of Rs. 1200.00 Crores as a part of the Borrower’s Plan to achieve economies of scale. The Lender shall not be under any obligation to monitor the purpose for which such proceeds have been utilised.

2.3	Term Loan Facility Limit:

Notwithstanding anything contained in this Agreement or the Financing Documents, the aggregate of the Principal Amount disbursed to the Borrower in relation to the Term Loan - II Facility shall not exceed Rs. 150.00 Crores (Rupees One Hundred and Fifty Crores only).

3.	CANCELLATION AND RECALLING OF THE TERM LOAN FACILITY :

3.1	Automatic Cancellation :

The unutilised Term Loan Facility under this Agreement shall stand automatically cancelled at the close of normal working hours on the last Business Day of the Availability Period.

3.2	Cancellation of Commitment:

The Borrower unconditionally agrees, undertakes and acknowledges that:

(a)	any notice of cancellation under this Agreement is irrevocable;

(b)	no amount of the Term Loan Facility cancelled under this Agreement may subsequently be reinstated; and

(c)	no cancellation of the Term Loan Facility is permitted except in accordance with this Section 3 (Cancellation and Recalling of the Facility), Section 15.21 (Consequences of Event of Default), Section 16.11 (Assignment and Novation) and/or the express terms of this Agreement.

3.3	Unconditional Right of Cancellation :

Notwithstanding anything contained in this Agreement. The Borrower hereby agrees and confirms that the Lender reserves the absolute right to cancel the Term Loan Facility (either fully or partially) unconditionally without prior notice to the Borrower:

(a)	in case the Term Loan Facility or part of the Term Loan Facility is not utilized by the Lender within the Availability Period;

(b)	in case of deterioration in the Term Loan Account in any manner whatsoever; and

(c)	in case of non-compliance of terms and conditions of sanction of the Term Loan Facility.

For the purpose of the above clause, “deterioration in the loan account” shall include without limitation :

(i)	downgrade of any Obligor by a Credit Rating Agency;

(ii)	inclusion of any Obligor and/or any of its directors in Reserve Bank of India’s Wilful Defaulters List;

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

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(iii)	closure of a significant portion of any of the Borrower’ operating capacity;

(iv)	decline in the profit after tax of any of the Borrower’ by more than fifteen percent;

(v)	any adverse comments from the statutory auditor of any of the Borrower; and

(vi)	failure of the Borrower to comply with the terms and conditions of the Financing Documents.

3.4	Recall of the Term Loan Facility :

Notwithstanding anything contained in this Agreement, the Borrower hereby agrees and confirms that the Lender reserves the absolute right to recall the Term Loan Facility (either fully or partially) unconditionally without prior notice to the Borrower and also withdraw the Cheque Facility in terms of the Lender's policy on dishonor of cheques, in case of incidence of frequent dishonor of cheques / failed ECS (debit) due to insufficient funds is observed.

4.	THE TERM LOAN FACILITY :

4.1	Conditions Precedent to availing the Term Loan Facility :

The Term Loan Facility shall be subject to the fulfillment of (or waiver in accordance with this Agreement) prior to availing Term Loan Facility in a manner satisfactory to the Lender of all the conditions set forth below and the acceptance of the benefits of the Term Loan Facility shall constitute a representation and warranty by The Borrower to the Lender that all the conditions specified in this Section 4.1 and in Section 4.2 have been satisfied or waived by the Lender as of that time.

(a)	Financing Documents :

Each of the Financing Documents shall have been executed by the respective Parties thereto and shall have become (or, as the case may be, shall remain) effective and enforceable in accordance with their respective terms, and copies thereof, shall have been delivered to the Lender together with a Certificate of the Borrower to the effect that each such Financing Document is true, correct and complete in all respects, and in full force and effect.

(b)	Corporate Authorisations, Documents and Proceedings :

The Lender shall have received all Corporate Documents and Resolutions in each case certified by the Appropriate Officers of such Person which shall include, but not be limited to :

(i)	An Up-To-Date Certified True Copy of the Constitutional Documents and the Certificate of Incorporation and Commencement of Business of the Borrower;

(ii)	Evidence of the corporate power and authority of the Borrower to enter into the respective Financing Documents and perform its obligations there under and duly attested signature of the Persons executing the Financing Documents on behalf of the Borrower;

(iii)	Certified Copies of the Resolutions of the Board of Directors and the Shareholders of the Borrower and the Corporate Guarantors, approving the availing of the Term Loan Facility and creation of the Security Interest over the Charged Assets (including Shareholders Resolutions under Sections 293 (1)(a) and (d) of the Companies Act, 1956);

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

9

(iv)	such further documents and/or corporate authorisations as may be necessary or desirable by the Lender.

(c)	Security:

The Borrower shall have ensured that the Security Interests required to be created as described in Section 10.1(a), (b), (c) and (d) herein below has been created and perfected to the satisfaction of the Lender and the Security Documents and the Security specified therein shall be in full force and effect.

Provided that the Lender may at its sole discretion, make disbursements out of the Facility, pending full and final creation and perfection of the Security required to be created as described in Section 10.1.

(d)	Processing Fee :

The Borrower shall have paid to the Lender a Non Refundable Processing Fee equal to Rs. 60.00 Lacs plus Service Tax.

4.2	Conditions Precedent to the Term Loan Facility :

The Term Loan Facility shall be subject to the fulfillment or waiver, prior to or concurrently with the Term Loan Facility, in a manner satisfactory to the Lender of the conditions set forth below and the acceptance of the benefits of the Term Loan Facility shall constitute a representation and warranty by the Borrower to the Lender that all the conditions specified in this Section 4.2 have been satisfied or waived by the Lender as of that time.

(a)	Performance of Obligations :

(i)	The Borrower shall have performed in all respects, all of its obligations required to be performed under the Financing Documents prior to the date of the Term Loan Facility .

(ii)	The Borrower shall have paid all fees, expenses and other charges then payable by it under the Financing Documents.

(b)	Applicable Law :

The Borrower shall have obtained all Clearances as may be required and the Lender shall have received Certified Copies of each Clearance.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

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(c)	Representations and Warranties :

All representations and warranties are true and correct in all respects.

(d)	No Event of Default has occurred :

No Event of Default has occurred.

4.3	The Term Loan Facility :

The Borrower may utilise the Term Loan Facility during the Availability Period in accordance with this Agreement and upon compliance with the procedure stipulated in this Agreement.

4.4	No Waiver :

(a)	No course of dealing or waiver by the Lender in connection with any condition of the Term Loan Facility under this Agreement or any other Financing Document shall impair any right, power or remedy of the Lender with respect to any other condition of the Term Loan Facility, or be construed to be a waiver thereof.

(b)	Any request by the Borrower for a waiver of a condition precedent in Section 4 shall be in writing and delivered to the Lender along with the notice of the Term Loan Facility.

(c)	In the event the conditions precedent specified in Section 4 are not satisfied, the Lender shall have the right to suspend all further The Term Loan Facility.

5.	INTEREST:

5.1	Interest:

The Borrower shall pay to the Lender, interest on the outstanding under the Term Loan Facility at the applicable Interest Rate, in arrears on each Interest Payment Date. All Interest Payments shall be grossed up for Applicable Interest Tax or such other Statutory Levies, if any.

Provided, that the Interest payable by the Borrower shall be subject to the changes in Interest Rates made by the Reserve Bank of India from time to time.

5.2	Default Interest:

In the event that the Borrower fails to pay any interest on the Loan, and any costs, charges, expenses and other monies accruing due to or incurred/paid by the Lender under this Agreement or any other Financing Document, on the respective Due Dates or commits any irregularity in the the Term Loan Facility of the Loan, the Borrower shall pay on the entire outstandings and/or costs, charges, expenses incurred by the Lender, default interest ("Default Interest”) calculated at the Default Interest Rate for the period of such default. All Default Interest shall be compounded monthly and shall be payable immediately.

Provided however, the levy of Default Interest under this Section 5.2 shall not prejudice the exercise of any rights and remedies available to the Lender upon the occurrence of an Event of Default.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

11

5.3	Additional Interest:

The Borrower agrees that upon the failure of the Lender to comply with the terms of this Agreement (and without prejudice to Section 5.2), the respective outstandings shall carry additional interest at the rate of 1% (One percent) per annum ("Additional Interest"). The Additional Interest payable by the Borrower shall be in addition to the applicable Interest Rate prevailing on the Loan.

Provided that the aggregate Additional Interest to be charged by the Lender as mentioned in Section 5.2 and Section 5.3 shall not exceed 2.00% (two decimal zero percent) per annum.

Provided however, the levy of Additional Interest under this Section 5.3 shall not prejudice the exercise of any rights and remedies available to the Lender upon the occurrence of an Event of Default.

5.4	Computation of Interest:

All interest accruing on amounts outstanding under the Term Loan Facility shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty five (365) days.

5.5	General :

(a)	The Borrower acknowledges that any sums, interest levied and payable (including but not limited to the Default Interest and the Additional Interest) under this Agreement is reasonable and that the Default Interest represents genuine pre-estimate of the loss likely to be incurred by the Lender.

(b)	The Borrower acknowledges that the Term Loan Facility provided under this Agreement is for a commercial transaction and waives any defences available under usury or other laws relating to the charging of interest.

6.	FEES. EXPENSES AND INDEMNITY :

6.1	Payment of Expenses :

(a)	The Borrower shall, whether or not the transactions herein contemplated are consummated, pay: (i) all out-of-pocket costs and reasonable expenses (including all Taxes (including stamp taxes)), fees and disbursements of the Lender's legal advisors, duties, fees or other charges payable to the Lender and the Secured Parties in connection with (A) the preparation, notarization, execution, issue and delivery, and where appropriate, registration, or for the legality, validity, enforceability, of this Agreement, the other Financing Documents and any other documents and instruments related hereto or thereto (including legal opinions). (B) any amendment or modification to this Agreement, the Financing Documents or any such other document or instrument related hereto or thereto; (C) the registration (where appropriate) and the delivery of the evidences of Indebtedness relating to the Term Loan Facility thereof; and (D) the enforcement of this Agreement, the other Financing Documents and any other documents and instruments referred to herein and therein (including, without limitation, the fees of Lender's Legal Advisors).

(b)	The Borrower shall, whether or not the transactions herein contemplated are consummated, pay and hold the Lender harmless from and against any and all stamp and other similar taxes with respect to the matters described in Section 6.1.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

12

(c)	The Borrower shall pay the Lender any reimbursement of costs and expenses under any of the Financing Documents within thirty (30) days of the demand thereof from the Lender.

(d)	In case of default in making such reimbursement in accordance with Section 6.1 (c) above within thirty (30) days from the date of notice of demand, the Borrower shall also pay on the defaulted amounts, interest at the Default Interest Rate from the expiry of thirty (30) days from the date of notice of demand till reimbursement.

6.2	Indemnities:

(a)	The Borrower shall, whether or not the transactions herein contemplated are consummated, indemnify the Lender and its respective officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of litigation or other proceeding related to the entering into and/or performance of any Financing Document or the disbursement of, or use of the proceeds of the Term Loan Facility or the implementation or consummation of any transactions contemplated herein or in any Financing Document, including, without limitation, the occurrence of any Event of Default, the reasonable fees and disbursements of counsel and any consultants selected by such indemnified party incurred in connection with any such investigation or any Legal Proceeding or in connection with enforcing the provisions of this Section 6.2(a) (but excluding any such liabilities, losses, penalties, judgments, suits, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the indemnified Person, as determined by a competent court).

(b)	To the extent that the undertakings in this Section 6 may be unenforceable because they violate any Applicable Law. The Borrower will contribute the maximum portion that it is permitted to pay under Applicable Law. The Borrower hereby undertakes that it shall not raise the defense of or claim unenforceability, for any reason whatsoever, of any of the provisions of this Section 6.

(c)	The Borrower shall reimburse the Lender all such sums paid, costs incurred and indemnities specified in this Section 6 within thirty (30) days from the date of demand thereof from such Lender.

(d)	In case of default by the Borrower in making such reimbursement in accordance with Section 6.2(c) above, the Borrower shall also pay on the defaulted amounts, interest at the Default Interest Rate from the expiry of thirty (30) days from the date of notice of demand till reimbursement.

6.3	Miscellaneous Charges :

The Borrower shall, whether or not the transactions herein contemplated are consummated, pay: (i) Standard Service Charges to the Lender as applicable on the different services provided from time to time; (ii) MICR Cheque Charges levied by the Lender at the time of issuance of Cheque Books; and (iii) Standard Ledger Folio Charges levied by the Lender.

7.	REPAYMENT:

All amounts utilised by the Borrower under this Agreement together with interest and all other amounts due and outstanding under this Agreement and the other Financing Documents shall be repaid in full on or the Due Dates or on demand being so made by the Lender.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

13

8.	PREPAYMENT :

2% flat on prepaid amount upto Rs. 25.0 Crores, 1% flat on prepaid amount above Rs. 25.00 Crores with minimum Rs.50.00 Lacs will be recovered in case of prepayment of loan amount.

9.	PAYMENTS :

9.1	Time, Place and Mode of Payment by the Borrower:

(a)	All payments to be made by the Borrower, whether by way of principal, interest, or all other amounts payable by the Borrower under this Agreement or any other Financing Document shall be made by the Borrower directly to the Lender at its Lending Office or at such other place as may be specified by it, by telegraphic, telex or mail transfer to the account of such Lender or by Cheque/Bank Draft drawn/ in favour of the Lender on a Scheduled Bank at Pune or such other place or through real time gross settlement or to such other account as the Lender may notify the Borrower.

(b)	All payments made by the Borrower under this Agreement shall be made without deduction, set-off or counterclaim.

9.2	Appropriation of Payments :

The Borrower agrees, declares, affirms and confirms that notwithstanding any of the provisions of the Indian Contract Act, 1872 or any other Law, or any terms and conditions to the contrary contained in this Agreement and/or any other Financing Documents, any payment(s) made by the Borrower to the Lender under this Facility shall unless otherwise agreed to by the Lender in writing be appropriated by the Lender in the following manner:

(a)          Firstly, towards costs, charges, expenses and other moneys, due and payable or becoming due and payable to the Lender;

(b)          Secondly, towards interest due and payable and/or accruing due and payable to the Lender; and

(c)          Lastly, towards repayment of the amount of any instalment(s) of the principal sums due and payable or becoming due and payable to the Lender;

Notwithstanding anything contained in this Section 9.2, the Lender may in its absolute discretion, appropriate in any manner, such payment towards the dues, if any, payable by the Borrower in respect of this Agreement.

9.3	Realisation at Par:

All amounts payable under this Agreement shall be so paid by the Borrower so as to enable the Lender to realise the monies at par on or before the relevant Due Date.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

14

10.	SECURITY :

10.1	The Term Loan Facility, together with all Interest, Compound Interest, Default Interest, Additional Interest, premia on prepayment, costs, charges, expenses and fees or remuneration payable to the Lender and any other amounts due and payable to the Lender under the Financing Documents shall be secured by :

(a)	A FIRST PARI-PASSU CHARGE BY WAY OF HYPOTHECATION on all the Movable Plant and Machinery and Equipment and Movable Assets of the Borrower, both present and future ;

(b)	A FIRST PARI-PASSU CHARGE BY WAY OF HYPOTHECATION on the Receivables lying in the Escrow Account No. 000705035551 with ICICI Bank Limited, Connaught Place, New Delhi ;

(c)	A FIRST PARI-PASSU CHARGE BY WAY OF MORTGAGE on the Immovable Assets of the Borrower ;

(d)	A FIRST PARI-PASSU CHARGE on the Debt Service Reserve Accounts ;

(e)	A FIRST PARI-PASSU CHARGE by way of Assignment of the DTH License ;

(f)	IRREVOCABLE AND UNCONDITIONAL GUARANTEES in the form prescribed by the Lender from ;

[i]	MR. VENUGOPAL NANDLAL DHOOT, Age about : 61 years, Occupation : Industrialist, Residing at : 01, Videocon House, 1st Floor, 99, Manav Mandir Road, Napean Sea Road, Opposite J. M. Mehta Bus Stop, Mumbai – 400 006, [P.A.N. No. AANPD5594R];

[ii]	MR. PRADIPKUMAR NANDLAL DHOOT, Age about : 52 years, Occupation : Industrialist, Residing at : Apartment No. 970, Al-Murooj Rotana Residences. DIFC Road, Opposite Dubai Mall, Dubai, United Arab Emirates [P.A.N. No. AANPD55931];

[iii]	SOLITAIRE APPLIANCES PRIVATE LIMITED, a Private Limited Company bearing Company Identification No. AABCV0807C and having its Registered Office at 2275, Adat Bazaar, Ahmedabad – 414 001 [P A N. No. AABCV0807C] ;

[iv]	GREENFIELD APPLIANCES PRIVATE LIMITED, a Private Limited Company bearing Company Identification No. AAACK2400R and having its Registered Office at 2275, Adat Bazaar, Ahmedabad – 414 001 [PAN No. AAACK2400R] ;

[v]	PLATINUM APPLIANCES PRIVATE LIMITED, a Private Limited Company bearing Company Identification No. AAACD5538M and having its Registered Office at 2275, Adat Bazaar, Ahmedabad – 414 001 [P.A.N. No AAACD5538M] ;

10.2	The Security specified hereinabove shall be created in favour of the Lender or a Trustee acting for the benefit of the Lender, in a form and manner that is satisfactory to the Lender. The Borrower shall obtain all necessary Clearances, if any, required for creation and perfection of the Security as above.

10.3	The Borrower shall ensure the Security to be created on the Charged Assets referred to in Section 10.1 (a) above is created and perfected prior to availing the Term Loan Facility.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

15

10.4	The Borrower shall do all such acts, deeds, matters and things and execute such other documents, which in the Lender's opinion shall be necessary or advisable to perfect the Security including filing of the charge with the Registrar of Companies within thirty (30) days of creation of the Security.

10.5	Notwithstanding anything contained herein, the Borrower shall prior to creation of the Security submit to the Lender, a Certificate of the Statutory Auditor of the Borrower, certifying that the creation of the Security as stipulated in Section 10 (Security) is within the limits stipulated by the Shareholders of the Borrower pursuant to Section 293 (1)(a) of the Companies Act, 1956.

10.6	The Lender may, at its discretion stipulate the appointment of a Security Trustee, in whose favour the Security shall be created. The Borrower shall execute all required deeds, documents and writings, and take all other actions as may be required for the purpose of appointing such a Security Trustee. All costs thereof and related thereto shall be borne by the Borrower.

10.9	In respect of any of the Charged Assets stored and held in godowns or owned or hired by or let to the Borrower, the Borrower shall provide the Lender and its agents and nominees with an unimpaired access to the godowns at all times and where the godowns are hired by or let to the Borrower, the Borrower shall furnish to the Lender a letter from the landlords/owners consent to continue such unimpaired access to the godowns to the Lender and its agents and nominees and also declaring that notwithstanding any claim for any unpaid rent the landlords/owners acknowledge the prior claim of the Lender on all the goods movables and other assets stored and held therein and charged, or otherwise charged to the Lender and that the Lender and its agents and nominees shall have the right, to remove the goods, movables and other assets so stored and held in the godowns whenever desired by the Lender.

10.10	The Borrower shall not compound or release any of its book-debts nor do anything whereby the recovery of the same may be impeded, delayed or prevented without the consent in writing of the Lender.

10.11	The Borrower agrees that the Lender shall have the right to securitize the Charged Assets and in the event of such securitization, the Lender is not bound to send an individual intimation of the said securitization to the Borrower.

10.12	The Borrower acknowledges that the Lender will have a First Charge on their profits, after provision for taxation and dividend where applicable, for repayment of instalments under the Term Loan granted/deferred payment guarantees executed by the Lender or other repayment obligations, if due from the Borrower to the Lender.

10.13	The Borrower agrees that it shall not without the prior written consent of the Lender dispose or create any Security Interest on the Charged Assets.

11.	REPRESENTATIONS AND WARRANTIES :

In order to induce the Lender to enter into this Agreement and the Financing Documents, the Borrower makes the following representations and warranties as of the date hereof, which representations and warranties shall survive the execution and delivery of this Agreement:

11.1	Status:

The Borrower is a Limited Company, duly and validly incorporated under the Companies Act, 1956 and has the power to own its property and assets and carry on its business as it is now being conducted.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

16

11.2	Power and Authority :

The Borrower has the Corporate power and authority to enter into and perform this Agreement, and the other Financing Documents, and the transactions contemplated hereby and the Borrower has taken all necessary action to authorize the entry into performance of this Agreement and the other Financing Documents and the transactions contemplated hereby. The availing of the Term Loan Facility under this Agreement will not cause any Borrowing Limit binding on the Borrower to be exceeded.

11.3	Legal Validity :

This Agreement and the other Financing Documents constitute legal, valid and binding obligations on the Borrower enforceable in accordance with their respective terms and law and would be so treated in the Courts and/or Tribunals of India and this Agreement and the other Financing Documents are in proper form for their respective enforcement in such Courts and Tribunals.

11.4	Non-Conflict:

The entry into and performance of this Agreement and the other Financing Documents and the transactions contemplated hereby do not and will not conflict with: (i) Applicable Law as of the date hereof; or (ii) the Memorandum or Articles of Association of the Borrower, (iii) any borrowing limit applicable to the Borrower; or (iv) any agreement or document including any mortgage, trust deed, arrangement, obligation or duty to which the Borrower is a party to or by which it may be bound.

11.5	No Default:

(a)	No Event has occurred which constitutes default (or which may, with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition or any combination of the foregoing, constitute default) by the Borrower under or in respect of any agreement or document to which the Borrower is a party or to which the Borrower may be bound.

11.6	Compliance with Laws :

The Borrower is in compliance in all respects with all Applicable Laws and all clearances, approvals and authorisations required or necessary for it to carry on its business are in full force and effect.

11.7	Good Title :

The Borrower owns the property, assets and revenues on which it grants or purports to grant Security Interest(s) pursuant to the Security Documents, in each case free and clear of any encumbrance and further confirms that the Security Interest(s) created or expressed to be created by the Security Documents is valid and enforceable.

11.8	Security :

(a)	The Borrower certifies that all Security Documents when executed, delivered and registered, (where necessary or desirable) and when appropriate forms are filed as required under Applicable Law, shall create the Security expressed to be created thereby over the Charged Assets.

(b)	No Security Interest exists or has been promised to be created upon any of the Charged Assets in favour of any Person other than as disclosed to the Lender prior to the execution of this Facility Agreement.

(c)	The Borrower shall make out a good and marketable title to its properties to be secured in favour of the Lender to the satisfaction of the Lender and comply with all such formalities as may be necessary or required for the said purpose.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

17

11.9	Insurance:

The Borrower certifies that all Insurance Contracts required by the Lender have been put in place at the times and in the manner required herein and are as contemplated herein in full force and effect and no event or circumstances has occurred nor has there been any omission to disclose a fact which in any such case would entitle any insurer to avoid or otherwise reduce its liability there under to less than the amount provided in the relevant policy and insurance coverage provided by such insurance. The Borrower has complied with its obligations with respect to insurance under this Agreement and the Financing Documents.

11.10	All Representations and Warranties :

The Borrower confirms that all representations and warranties of the Borrower set forth in the Financing Documents are true, complete and correct in all respects at the time as of which such representations and warranties were made or deemed made.

11.11	Transactions with Affiliates :

The Borrower is not a party to any contracts or agreements with, nor has any other commitments to any of its Affiliates other than on an arms-length basis.

11.12	Investments:

Other than investments permitted by the Lender or disclosed to the Lender prior to the Term Loan Facility and any trade credit or security deposits in the normal course of business, the Borrower has not acquired an equity interest in, loaned money, extended credit or made deposits with or made advances to any Person or purchased or acquired any stock, obligations or securities of, or any other interest in, or made any capital contribution to, or acquired all or substantially all of the assets of, any other Person, or purchased or otherwise acquired (in one or a series or related transactions) any part of the property or assets of any Person.

11.13	Consents :

All clearances, authorisations, approvals, consents, licenses, exemptions, filings, registrations, notarisations and other matters, official or otherwise, including but not limited to any governmental and third party approvals and consents required or advisable in connection with the entry into performance, validity and enforceability of this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby have been obtained or effected and are in full force and effect.

11.14	Accounts :

The Original Financial Statements (which accounts have been prepared by the Statutory Auditor in accordance with accounting principles and practices generally accepted in India ("GAAP") consistently applied) of the Borrower gives a true and fair view of the financial condition of the Borrower as at that date and since that date there has been no material adverse change in the financial condition of the Borrower as shown in such Audited Accounts. The Borrower did not have at that date any liabilities (contingent or otherwise) which were not disclosed thereby (or by the notice thereto) or reserved against therein nor were there at that date any unrealized or anticipated losses of the Borrower arising from commitments entered into by it which were not so disclosed or reserved against.

11.15	No Material Adverse Change :

There is not in existence any Material Adverse Effect.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

18

11.16	True and Complete Disclosure :

(a)	The Borrower certifies that their financial statements delivered to the Lender are accurate in all respects as of the date of such statements.

(b)	The Borrower certifies that all information or documents furnished to the Lender or any representatives of the Lender in connection with the transaction contemplated hereby, by or on behalf of the Borrower is true, correct and complete in all respects on the date hereof, and is not false or misleading in any respect nor incomplete by omitting to state any fact necessary to make such information not misleading in any respect. No fact is known to the Borrower which could be expected to have a Material Adverse Effect which has not been disclosed in writing to the Lender prior to the date of execution of this Agreement.

11.17	Taxes :

(a)	Tax Liabilities :

The Borrower is not in default or in arrears of any statutory dues such as Income Tax and all other Taxes and Revenues payable to the Central or State Government or any Local or other Authority unless contested in good faith by the Borrower and adequate reserves have been set aside in respect thereof.

(b)	Taxes on Payments :

All amounts payable by the Borrower to the Lender under the Financing Documents may be made free and clear of and without deduction for or on account of any tax.

11.18	Admissibility in Evidence :

Each Financing Document, and any documents to which it relates is admissible as evidence in proceedings before any Court or Tribunal in India.

11.19	No Immunity :

The Borrower agrees that no immunity (if acquired) shall be claimed by it or on its behalf with respect to its assets in any proceedings in relation to its obligations under this Agreement and the other Financing Documents and shall waive any such right of immunity which it or its assets has or may acquire.

11.20	Dissolution :

The Borrower has not taken any action and no other steps have been taken or Legal Proceedings started by or against it in any Court of Law for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of the Borrower or of any or all of its assets.

11.21	No Other Business :

The Borrower is not engaged in any business or activities, either alone or in partnership or joint venture other than those disclosed to, or permitted by, the Lender.

11.22	No Misleading Information :

Any factual information provided by it (whether in connection with the Term Loan Facility or otherwise) was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

19

11.23	Time for Making of Representations and Warranties :

The representations and warranties set out in this Section 11 (Representations and Warranties) (save for Section 11.14 (Accounts)) shall survive the execution of this Agreement and the making of the Loan hereunder and shall be deemed to be repeated on each date on which proceeds of a The Term Loan Facility are applied by the Borrower, each Interest Payment Date, each date of payment of repayment instalment and the Maturity Date so long as the Term Loan Facility is in force or any amount is or may be outstanding hereunder with reference to the facts and circumstances then subsisting, as if made at each such time.

12.	COVENANTS :

The Undertakings in this Section 12 (Covenants) shall remain in force from the date hereof until the Final Settlement Date.

12.1	Payment of Fees :

The Borrower shall pay to the Lender and its agents, all fees and expenses payable to them under the Financing Documents at the times, and in the manner specified in this Agreement and the Financing Documents.

12.2	Consents and Compliance :

The Borrower shall, to the satisfaction of the Lender promptly obtain, renew from time to time and comply with all authorisations, approvals, consents, permits, licenses, exemptions and submit reports, as may be required under Applicable Law :

(a)	for the purpose of its business;

(b)	to enable it to perform its obligations under this Agreement and under the other Financing Documents; and

(c)	for the validity or enforceability of this Agreement and the other Financing Documents;

and the Borrower shall comply with the terms of the same and all Applicable Law to which they are subject.

12.3	Change of Business :

The Borrower shall ensure that there is no substantial change made to the general nature or scope of the business of the Borrower from that carried on or existing at the date of execution of this Agreement by the Borrower.

12.4	Maintenance of Status and Property :

The Borrower shall:

(a)	do all such things as are necessary to maintain its existence;

(b)	ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions;

(c)	keep all properly useful and necessary in and for its business in good working order and condition and will carry out its operations with due diligence and efficiency; and

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

20

(d)	maintain title to or its interest in all its properties forming part of the Charged Assets and shall take all actions necessary to create and perfect at all times its interest in all its properties forming part of the Charged Assets.

12.5	Insurance :

(i)	The Borrower shall ensure that insurance over its assets, as required in accordance with this Agreement, is maintained with financially sound and reputable insurers acceptable to the Lender against fire, theft, lightning, explosion, earthquake, riot, strike, civil commotion, storm, tempest, flood, marine risks, erection risks and such other risks as may be specified by the Lender.

(ii)	Within fifteen (15) days after the effective date of any new or renewed insurance policy, as provided in Section 12.5 (i) above, submit to the Lender a certificate, from the Borrower's insurance broker indicating the properties insured, the type of insurance, amounts and risks covered, names of the beneficiaries, expiration dates, names of theinsurers and special features of the insurance policies in effect on the date of such certificate, such policies to be in form and substance, and issued by companies, satisfactory to the Lender.

(iii)	The Borrower shall deliver to the Lender on a monthly basis a certificate, from the Borrower's Insurance Broker indicating the current list of properties insured, the type of insurance, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies in effect on the date of such certificate, such policies to be in form and substance, and issued by companies, satisfactory to the Lender.

(iv)	The Borrower shall duly pay all premia and other sums payable and perform all actions necessary to ensure that the insurance as required in accordance with this Agreement is maintained. The insurance in respect of the aforesaid Charged Assets shall be taken in the names of the respective Borrower and will be endorsed in favour of the Lender and any other person or institution having an insurable interest in the assets of the Borrower(pursuant to the approval of the Lender) and acceptable to Lender. The Borrower shall ensure that, the Lender is named as a "loss payee" in each insurance policy in respect of the aforesaid assets or any part thereof.

(v)	The Borrower shall ensure that every insurance policy referred to in Section 12.5 (i) above shall contain a clause that provides that such insurance shall not be vitiated or avoided as against a mortgagee or assignee, in the event of or a as a result of any misrepresentation, action, negligence or failure to make disclosure of any fact on the part of the insured party; or for reasons or circumstances beyond the control of the insured party.

(vi)	The Borrower agrees that, in the event of failure on the part of the Borrower to insure the Charged Assets or to pay the insurance premia or other sums or perform all necessary actions referred to above, the Lender may at its sole discretion and at the cost, expense and risk of the Borrower, get the Charged Assets insured or pay the insurance premia and perform all necessary actions, as the case may be.

(vii)	The Borrower shall deliver to the Lender promptly and in no event, later than Thirty (30) days after the same are issued, copies of all policies of insurance and renewalsthereof and original endorsements thereto.

(viii)	If any Secured Party or the Lender shall pay any insurance premiums on behalf of any of the Borrower in respect of any insurance policies required to be obtained by the Borrower hereunder, the amounts paid shall be and remain due and payable to the Lender by the Borrower.

(ix)	All insurance proceeds received by any of the Borrower pursuant to or under the Insurance Contracts shall be forthwith applied to repay the Term Loan Facility. Provided the Borrower may with the prior written consent of the Lender apply such proceeds to replace the insured assets.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

21

12.6	Arm's Length Dealings :

The Borrower will not enter into any arrangement, agreement or commitment with any Affiliate or group company or pay any fees, commissions or other sums on any account whatsoever to any Persons other than in the ordinary course of trading, at arm's length and on normal commercial terms;

12.7	Amendment of Memorandum or Articles of Association :

The Borrower shall obtain the prior written consent of the Lender, in relation to any amendment to its Memorandum or Articles of Association which is likely to have a Material Adverse Effect or which is in contravention of the provisions of the Financing Documents. The Borrower also agree to amend the Memorandum and Articles of Association, as may be deemed necessary by the Lender.

12.8	Borrower not to appoint certain Persons Director:

The Borrower shall not appoint on its Board of Directors and undertakes to take expeditious and effective steps to effect the removal of any Director from its Board of Directors, if such Director is declared or identified as a Wilful Defaulter by the Lender or the Reserve Bank of India or CIBIL in the Wilful Defaulters List of Reserve Bank of India or CIBIL.

12.9	Change in Authorised Officers :

The Borrower shall inform the Lender of any change in the Authorised Officers, giving Certified Specimen Signatures of any New Officer so appointed and, if requested by the Lender, satisfactory evidence of the authority of such New Officer.

12.10	Inspection :

The Borrower will permit at all times officers of the Lender and/or qualified auditors, technical experts and/or management consultants engaged by the Lender to carry out technical, legal or financial inspections of any of its properties, including its stock in trade, inventory, raw materials, finished goods, factories and books of account and to examine and make copies of the books of record and accounts, and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same, by its Officers. All costs incurred in respect of such visit shall be borne by the Borrower.

12.11	Accounting and Audit Matters :

(a)	The Borrower should maintain books of accounts as is required to be maintained under Applicable Law and the Financing Documents and such books of accounts as are adequate should correctly reflect the financial condition and scale of operations of the respective Obligor which shall contain full, true and correct entries in conformity with GAAP consistently applied and all requirements of Applicable Law.

(b)	The Borrower shall not change its system of accounting without prior written notice to the Lender unless required by Law.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

22

12.12	Taxes and Duties and Proper Legal Form :

The Borrower shall pay, or cause to be paid:

(a)	all Taxes (including stamp taxes), duties, fees, or other charges payable on or in connection with the execution, issue, delivery, registration, or notarized, or for the legality, validity, or enforceability of any of the Financing Documents and any other documents related to thereto; and

(b)	all Taxes, duties and fees payable by the Borrower under the Applicable Law, including but not limited to payment of (i) all present and future Taxes imposed on it prior to the date when due and (ii) ali present and future claims, levies or liabilities (including for labour, services, materials and supplies) which have become due and payable and which have or, if unpaid might have becorpe a Security Interest upon, or otherwise have a Material Adverse Effect on, the property of the Borrower(or any part thereof).

Provided however, that the Borrower shall, not be required to pay any amount otherwise payable, if such amount is being contested in good faith.

Provided, that the Borrower shall promptly pay or cause to be paid any valid, final judgment enforcing any such Taxes or other claims, levies or liabilities of the Borrower

12.13	Management/ Key Personnel :

The Borrower shall appoint suitable technical personnel for carrying on its business.

12.14	Transfer of Controlling Interest:

The Borrower shall:

(a)	ensure that the Promoters of The Borrower (as on the date of execution of this Agreement) at all times control the Borrower; and

(b)	not without the prior written consent of the Lender, permit any transfer of controlling interest in the Borrower.

12.15	Valuation :

The Borrower shall ensure that in each calendar month, its carries out a valuation of:

(a)	its Plant and machinery and Equipment at current market rates or government controlled rates or invoice rates whichever is the lowest;

12.16	Security Cover:

The Borrower shall ensure that the Loan is fully covered by the value of the Security less the market value of the Plant, Machinery and Equipment purchased. If at any time the value of the security cover falls below the amounts disbursed under the Term Loan Facility, the Borrower shall forthwith inform the Lender and repay the excess outstandings.

12.17	Revaluation:

The Borrower shall obtain the prior written consent of the Lender before revaluing their assets and properties during the currency of the Facility.

12.18	Commission :

The Borrower shall obtain the prior written consent of the Lender before paying any commission or royalty payments to its directors, managers, its Affiliates, any Person or any of the Borrower in connection with any such Person furnishing any guarantee, counter guarantee, undertaking or indemnity on behalf of the Borrower or for any liability relating to or for purposes of the Facility.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

23

The Borrower shall maintain its financial year-end from 31st December (or such other date as may be approved by the Lender).

12.19	Financial Year End :

The Borrower shall maintain its financial year-end from 31st December (or such other date as may be approved by the Lender).

12.20	Repayment of Shareholders Contribution :

The Borrower shall obtain the prior written consent of the Lender before

(a)	Repayment any amounts, deposits or loans advanced to the Borrowerby its promoters, directors, shareholders and their friends and relatives (collectively "Shareholder Contributions") provided the same is brought in as quasi-equity.

(b)	Payment of all interest, fees and repayment of principal by the Borrowerin respect of such Shareholder Contributions shall be subject to the Borrower having surplus funds after making regular payment of interest and principal in respect of its indebtedness, setting aside amounts towards statutory reserves and payment of all statutory levies and dues.

12.21	Subordination :

The Borrower shall ensure that:

(a)	All interest or fees payable by the Borrower in respect of the Shareholder Contributions shall be less than the Interest Rate payable by the Borrower to the Lender in respect of the Facility.

(b)	Repayment of the Shareholder Contributions shall be subordinate to all other Indebtedness of the Borrower. All Shareholder Contributions shall be unsecured.

(c)	All Unsecured Loans /Deposits raised by the Borrower for financing a project are always subordinate to the loans availed by the Borrower from banks and financial institutions and shall be permitted to be repaid only with the prior approval of all the concerned banks and financial institutions.

12.22.	Nominee Director:

(a)	The Borrower acknowledges and consents to the right of the Leader to appoint and replace at any time during the subsistence of the Facilities, a director on the board of directors of such Obligor ("Nominee Director"), and will take all corporate action to effectuate such right (including, without limitation, amending such Obligor's articles of association, if required).

(b)	The Nominee Director shall:

(i)	not be required to hold qualification shares nor be liable to retire by rotation;

(ii)	be appointed a member of committees of the board of directors of any or all the Borrower, if so desired by the Lenders.

(c)	Any expenditure incurred by the Lenders and/ or the Nominee Director in connection with appointment of Nominee Director shall be borne and payable by the Borrower.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

24

(d)	The Nominee Director shall be entitled to receive all notices, agenda, etc. and to attend all General Meetings and Board Meetings and Meetings of any committees of the Board of which they are member.

(e)	If, at any time, the Nominee Director is not able to attend a meeting of the board of directors or any of its committees of which they are members, the Lenders may depute an authorised representative to attend the meeting. The expenses incurred by the Lenders in this connection shall be borne and payable by the Borrower.

(f)	The Nominee Director shall furnish to the Lender a report of the proceedings of all such meetings and the Borrower shall not have any objection to the same.

(g)	The appointment/removal of the Nominee Director shall be by a notice in writing by the Lender addressed to any Obligor and shall take effect forthwith upon such a notice being delivered to respective Obligor.

(h)	The Nominee Director shall be entitled to all the rights, privileges and indemnities of other directors including the sitting fees and expenses as are payable by the Borrower to the other directors, but if any other fees, commission, monies or remuneration in any form are payable by the Borrower to the directors in their capacity as directors, the fees, commission, moneys and remuneration in relation to such Nominee Director shall accrue to the Lenders and the same shall accordingly be paid by the respective Obligor directly for the respective accounts of the Lenders; provided, that if such Nominee Director is an officer of a Lender, the sitting fees in relation to such Nominee Director shall accrue to the relevant Lender, as the case may be, and the same shall accordingly be paid by the Borrower directly to the Lender for its account. Any expenditure incurred by the Nominee Director or any Lender in connection with such appointment or directorship shall be borne by the Borrower. For avoidance of doubt, it is hereby clarified that the remuneration, fees and expenses payable to whole time directors of the Borrower, shall not be payable to the Nominee Director.

12.23	Conversion Right:

The Lender may, at any time, convert all or any portion of the amounts due and unpaid by the Borrower under the Financing Documents into equity shares of any of the Borrower, at a mutually acceptable formula.

12.24	Maintenance of Adeguate Funds :

The Borrower shall at all times until the Final Settlement Date, maintain adequate and suitable funds in the concerned bank account(s) on which the postdated cheques submitted by Borrower to the Lender pursuant to Section 4.1(e) have been drawn, such that the said cheques may be duly honoured on presentment. Additionally, the Borrower shall not change the authorised signatories of the above referred bank accounts during the currency of the Facility.

13.	INFORMATION COVENANTS :

(a)	The Borrower will furnish to the Lender:

(i)	five copies of their respective Audited Financial Statements within one hundred and eighty (180) days of the close of each Fiscal Year or immediately upon being published or signed by its statutory auditors, whichever is earlier, and the half yearly unaudited financial statements, including profit and loss account and balance sheet, of the within sixty (60) days of the close of each half year, togetherwith their respective related statements of income, retained earnings and cashflows for the relevant period;

(ii)	at all times (I) within one hundred and twenty (120) days following the completion of each Fiscal Year or within ten (10) days of publishing of the annual audited accounts, whichever is earlier, or within such other time as may be prescribed by the Lender, a certificate of its Statutory Auditor stating that in the course of its regular audit of the financial statements of each of the Borrower, which audit was conducted in accordance with Indian GAAP as of the end of the relevant Fiscal Year; and (II) any other related information requested by the Lender;

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

25

(iii)	promptly with such other material financial information/ financial statements relating to the Borrower as the Lender may from time to time reasonably require within five (5) days notice thereof by the Lender or any Secured Party; and

(iv)	promptly, within thirty (30) days of availing of a the Term Loan Facility of the Facility, a certificate from its statutory auditor confirming the end use of the proceeds of the Term Loan Facility .

(b)	The Borrower shall promptly notify the Lender (and in any event within five (5) days the occurrence of:

(i)	any one or more events, conditions or circumstances (including any event of force majeure or any on-going or threatened labour strikes, lockouts, shutdowns, slowdown or work stoppage by the Borrower', employees or any scarcity or unavailability of materials or equipment or fire or other similar event) that exist or have occurred that has, had or could reasonably be expected to have a Material Adverse Effect;

(iii)	any one or more events, conditions or circumstances that exist or have occurred that has, had or could be expected to have a substantial effect on the Borrower business or profits, the reasons for such existence or occurrence and the remedial steps that are being taken by the Borrower;

(iv)	any legal proceeding pending or threatened against the Borrower that may have a Material Adverse Effect;

(v)	any notice or correspondence received or initiated by the Borrowerrelating to a Clearance necessary for the performance of its obligations under the Financing Documents;

(vi)	any Event of Default forthwith upon the occurrence thereof;

(vii)	of any notice of any application for winding up of any application for winding up having been made or receipt of any statutory notice of winding up under the provisions of the Companies Act or any other notice under any other Applicable Law or otherwise of any suit or legal process intended to be filed or initiated against the Borrower and affecting the title to the property of the Borroweror if a receiver is appointed of any of the properties or business or undertakings of the Borrower; and

(viii)	financial position of its Affiliates or companies in which the Borrower has made investments being adversely affected, including any action taken by the creditors of the aforesaid Affiliates or companies.

(c)	The Borrower shall promptly deliver to the Lender, but in any event within 10 (ten) days of receipt or execution as the case may be. copies of:

(i)	any amendment, supplement or other modification to any Clearances after the date of the initial The Term Loan Facility ;

(ii)	all notices received from any Government Authority in relation to the Facility, and

(iii)	any clearance or authorisation granted to the Borrowerfor carrying on their business which is subsequently withdrawn or which is likely to have a Material Adverse Effect.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

26

14	NEGATIVE COVENANTS:

The Borrower shall not, without the prior written consent of the Lender, undertake any of the following actions.

14.1	Permitted Indebtedness :

Incur or assume any Indebtedness either secured or unsecured with any other bank, financial institution, company, or otherwise or accept deposits other than such Indebtedness as indicated in the fund flow statement which is approved by the Lender from time to time.

14.2	No Other Business or Activity :

Carry on any other business or activity other than sale of products arising out of its own manufacturing process or undertake any guarantee obligations on behalf of any other company (including any group company) (except as required under this Agreement).

14.3	Expansion :

Undertake any new project, implement any scheme of expansion or acquire any fixed assets except as indicated in the fund flow statement submitted which is approved by the Lender from time to time.

14.4	Amalgamation and Restructuring :

Enter into any transaction of or formulate any scheme of merger, consolidation, amalgamation or reconstruction.

14.5	Dividends :

Declare any dividend on its share capital in any year out of the profits of that year or any previous year without ensuring that adequate provisions have been made and no repayment obligations remain unsatisfied.

14.6	Security Interest:

Create, incur, assume or suffer to exist any Security Interest upon or with respect to any property, revenues, receivables or assets of the Borrower(other than the Charged Assets), in favour of any institution, bank, company, firm or persons.

14.7	Advances. Investments and Loans :

Purchase or acquire any stock, shares, securities of, or any other interest in, or make any capital contribution to or lend money or credit or make deposits with or advances. The Borrower may however provide trade credit or security deposits or advances to employees in the ordinary course of business.

14.8	Share Capital:

(a)	issue equity or preference capital or change its capital structure, any securities convertible into or exchangeable for its equity or preference capital and any rights to subscribe for or to purchase, or any option for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any characters relating to its equity or preference capital except to the extent permitted under the Financing Documents; or

(b)	buy back, cancel, retire, reduce, redeem, repurchase, purchase or otherwise acquire any of its share capital now or hereafter outstanding, or set aside any funds for the foregoing purposes, except redemption of any preference share capital issued as on the date of execution of this Agreement.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

27

14.9	Change in Management and Remuneration of Directors :

Make any material change to its management; or change its practice with regard to remuneration of directors and pay any commission to the directors for any reason whatsoever.

14.10	Change in Capital Structure :

Effect any change to its capital structure or issue securities. For the purpose of this Section, "securities' shall have the same meaning as provided in the Securities Contracts (Regulations) Act, 1956.

14.11	Miscellaneous :

Enter into any contractual obligation of a long term nature or that may have a Material Adverse Effect.

15.	EVENTS OF DEFAULT AND REMEDIES :

15.1	Events of Default:

The occurrence of any of the following events shall constitute an event of default (hereinafter referred to as an "Event of Default").

Provided, that an Event of Default shall cease to be an Event of Default if it has been cured to the satisfaction of the Lender or has been waived by the Lender.

15.2	Payment Default:

The Borrower does not pay on any Due Date unless otherwise permitted by the Lender, any amount payable by it to the Lender under the Financing Documents at the place and in the currency expressed to be payable.

15.3	Non Creation of Security :

The Borrower fails to create and maintain Security Interest over the Charged Assets and/or perfect the Security as specified in the Financing Documents.

15.4	Non Compliance with Other Terms :

The Borrower commits a breach in compliance with any other provision of the Financing Documents and such breach is not cured within seven (7) Business Days.

Provided, that with respect to the specific Events of Default listed in Section 15.2 to Section 15.19 of this Agreement, the respective cure periods specified therein shall be applicable to such Events of Default in the manner specified therein.

15.5	Misrepresentation :

Any representation, warranty or statement made or repeated in, or in connection with the Financing Documents or any of the transactions contemplated there under, or in any accounts, certificate, statement, opinion or the information delivered by or on behalf of any Obligor hereunder or there under or in connection herewith or therewith is incorrect in any material respect when made or deemed to be repeated, which incorrectness, if and to the extent it is capable of being remedied, is not remedied in full within ten (10) Business Days after knowledge thereof by such Borrower. Any Obligor shall promptly on becoming aware of any misrepresentation as provided herein above notify the Lender of such misrepresentation and the steps taken to remedy the same.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

28

15.6	Failure to Perform, Breach and Non Compliance :

(a)	The Borrower shall fail to obtain, renew, maintain or comply in all respects with any Clearance for the execution, delivery, performance and enforcement of the Financing Documents, or any such Clearance shall be rescinded, terminated, suspended, modified or withheld or shall be determined to be invalid or shall cease to be in full force and effect, or any proceedings shall be commenced by or before any Government Authority for the purpose of rescinding, terminating, suspending, modifying or withholding any such Clearance; or

(b)	The Borrower sells, assigns, disposes, charges or otherwise encumbers or places a Security Interest on any of its Charged Assets without the prior written approval of the Lender

15.7	Court Order, Government Actions :

(a)	Any Government Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any part of the property or other assets of any of the Borrower, or shall have assumed custody or Control in any of the Borrower or their property or other assets or of the business or operations of any of the Borrower or shall have taken any action for the dissolution of any of the Borrower or any action that would prevent the Borrower or their officers from carrying on its business or operations or a substantial part thereof;

(b)	an attachment or restraint has been levied on the assets of any of the Borrower resulting in a Material Adverse Effect;

(c)	failure by the Borrower to pay one or more amounts due under any judgments or decrees which shall have been entered against it unless such judgment or decree is appealed against within the time period prescribed by law;

(d)	failure by any of the Borrower(other than the Borrower) to pay one or more amounts due under any judgments or decrees which shall have been entered against any of them, resulting in Material Adverse Effect; or

(e)	any Legal Proceeding under, or relating to any Applicable Law shall have been instituted against any of the Borrower, which has or can be reasonably expected to have a Material Adverse Effect.

15.8	Failure to Maintain Insurance :

(a)	If the Borrower fails to procure and maintain insurance in accordance with this Agreement.

(b)	Any insurance contracted or taken by the Borrower is not, or ceases to be, in full force and effect for a period of more than fifteen (15) days at any time when it is required to be in effect or any insurance is avoided, or any insurer or re-insurer avoids or suspends or becomes entitled to avoid or suspend, any insurance or any claim under it or otherwise reduce its liability under any insurance or any insurer of any insurance is not bound, or ceases to be bound, to meet its obligations in full or in part under any insurance.

15.9	Security in Jeopardy :

If, in the opinion of the Lender, the Security for the Term Loan Facility is in jeopardy or ceases to have effect or if any Financing Document including any Security Document executed or furnished by or on behalf of the Borrower becomes illegal, invalid, unenforceable or otherwise fails or ceases to be in effect or fails or ceases to provide the benefit of the liens, rights, powers, privileges or Security Interests purported or sought to be created thereby or if any such Financing Document shall be assigned or otherwise transferred, amended or terminated, repudiated or revoked without the approval of the Lender.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

29

15.10	Financing Documents :

This Agreement or any of the other Financing Documents or any provision hereof or thereof:

(a)	is or becomes invalid, illegal or unenforceable or any party thereto (except the Lender) shall have repudiated or evidences an intention to repudiate or disavowed or taken any action to challenge the validity or enforceability of such agreement;

(b)	except as otherwise expressly permitted hereunder, ceases to be in full force and effect except at the stated termination date thereof, or shall be assigned or otherwise transferred or prematurely terminated by any party thereto prior to the repayment in full of all Secured Obligations (other than with the prior written consent of the Lender).

15.11	Liquidation Proceedings :

The Borrower has admitted in writing its inability to pay its debts as they mature or any proceeding is initiated, order is made, resolution passed or other action taken (or any other process, which in the opinion of the Lender, is analogous thereto is initiated) for the suspension of payment or dissolution, termination of existence, liquidation, winding-up or bankruptcy of any of the Borrower.

15.12	Reconstruction :

An Asset Reconstruction Company or a Secured Creditor (as such terms are defined in the Securitisation and Reconstruction of Financial Assets and Enforcement of Security Interests Act, 2002) has taken or has threatened to take any action pursuant to the said Act in respect of any of the Borrower or the whole or any material part of the assets of any of the Borrower, and such threat is not removed within a period of forty five (45) days from the occurrence thereof or within thirty (30) days from the date of any notice from the Lender regarding such event, whichever is shorter.

15.13	Ceasing to carry on Business :

(a)	Any of the Borrower ceases, or threatens to cease, to carry on all or a substantial part of its business.

(b)	Any of the Borrower materially changes or threatens to materially change the general nature or scope of its business from that carried on at the date of execution of this Agreement by the Borrower.

15.14	Revocation of Authorisations :

Any authorisation, approval, consent, license, exception, filing, registration, notarisation or other requirement necessary to carry on its business as is substantially being carried on the date of execution of this Agreement by the Borroweris modified, revoked or withheld or does not remain in full force and effect, and such modification, revocation, withholding or ineffectiveness is not cured within a period of forty five (45) days from the occurrence thereof or within a period of forty five (45) days from the date of any notice from the Lender regarding such event whichever is later.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

30

15.15	Obligations Illegal:

(a)	It is or it becomes unlawful for any of the Borroweror any Person (including the Lender) to perform any of their respective obligations under this Agreement or any Financing Document;

(b)	This Agreement or any Financing Document or any provision thereof are required by any law to be amended, waived or repudiated; or

(c)	Any obligation under this Agreement or any Financing Document is not or ceases to be a valid and binding obligation of any Person party to it or becomes void, illegal, unenforceable or is repudiated by such Person (other than the Lender).

15.16	Material Adverse Effect:

Other than the specific Events of Default listed in Section 15.2 to 15.19 of this Agreement, one or more events occurs (including any change in law) or exists which in the opinion of the Lender, could have a Material Adverse Effect and such event is not cured within a period of thirty (30) days from the occurrence thereof or within thirty (30) days from the date of any notice from the Lender regarding such event.

15.17	Litigation :

Commencement of or existence of any Legal Proceedings, investigation or proceeding that may have a Material Adverse Effect or that purports to affect the Term Loan Facility or the transactions contemplated thereby, and such Legal Proceedings, investigation or proceeding, is not vacated, stayed, discharged or called off within a period of thirty (30) days from the occurrence thereof or within thirty (30) days from the date of any notice from the Lender regarding such event whichever is later.

15.18	Expropriation Events :

Any government (including any political or administrative sub-division thereof), Government Authority, agency, official or entity takes or threatens any action:

(a)	for the dissolution of any of the Borrower, or any action which deprives or threatens to deprive any of the Borrower: (a) from conducting any of its businesses or carrying out its operations in the manner it is being conducted or carried out, or (b) of the use of all or a substantial part of its assets.

(b)	to revoke or terminate or to refuse to provide or renew any authorisation or to impose onerous conditions on or on the grant or renewal of any authorisation; or

(c)	with a view to regulate, administer, or limit, or assert any form of administrative control over the rates applied, prices charged or rates of return achievable, by any of the Borrower in connection with its business;

which, in each case, in the opinion of Lender, could have a Material Adverse Effect.

15.19	Notification of Default:

The Borrower shall promptly notify the Lender in writing upon becoming aware of any default and any event which constitutes (or, with the giving of notice, lapse of time, determination of materiality or satisfaction of other conditions, would be likely to constitute) an Event of Default and the steps, if any, being taken to remedy it.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

31

15.20	Consequences of Event of Default:

Upon the occurrence of an Event of Default and if the Borrower failS to cure such Event of Default within the respective cure periods as specified herein above, the Lender may:

(a)	place the Loan on demand or declare all amounts payable by the Borrower in respect of the Term Loan Facility to be due and payable immediately, in such event the Borrowershall reimburse the Lender for all losses and expenses (including loss of profit) incurred in liquidating or employing deposits from third parties to effect or maintain the Loan or any part of it. The certificate of the Lender as to the amount of such losses and expenses shall be conclusive;

(b)	exercise rights under the Financing Documents and Applicable Law (including under the Securitisation and Reconstruction of Financial Assets and Enforcement of Security Interest Act, 2002);

(c)	take any legal action for the recovery of the outstandings in accordance with the Financing Documents;

(d)	suspend further the Term Loan Facility or cancel the unutilized portion of the Term Loan Facility ;

(e)	enter upon and take possession of the Charged Assets of the Borrower;

(f)	transfer the Charged Assets of the Borrower by way of lease or leave and license or sale;

(g)	instruct any person, who is liable to make payments to the Borrower, to pay directly to the Bank;

(h)	sell, assign, or otherwise liquidate or direct the Borrowerto sell, assign, or otherwise liquidate, any or all of the Charged Assets and take possession of the proceeds of any such sale or liquidation;

(i)	to collect by itself or through nommee(s) or agent(s) and retain all cash proceeds, including without limitation whether arising from the operations of the Borrower or not and to use such monies in whole or in part, towards repayment of the Borrower' obligations to the Lender and/or in terms of the Financing Documents;

(j)	to attach and sell, assign or otherwise dispose of the property of the Borrowerin such manner, at such time, at such place or places and on such terms as the Lender may in compliance with the requirements of law determine in its absolute discretion;

(k)	to exercise all or any of the remedies of the Borrowerin such manner as the Lender may determine in its absolute discretion; and

(I)	stipulate any additional conditions as it may deem fit.

Provided, that nothing contained in this Section 15.21 shall prejudice the right of the Lender to charge any Default Interest in accordance with Section 5.2 (Default Interest) during occurrence and continuance of an Event ofDefault.

15.21	Expenses of Preservation of Assets of Borrower and of Collection :

All expenses incurred by the Secured Parties after an Event of Default has occurred, in connection with: (i) the Event of Default and/or the acceleration of the Loan; (ii) preservation of the Borrower' assets (whether then or thereafter existing), and (iii) collection or recovery of all amounts due under this Agreement, shall be payable by the Borrower. A certificate of the Lender as to the amount ot-such losses and expenses shall be conclusive.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

32

15.22	Right to Restructure the Term Loan Facility :

In the event, the Lender finds that it is necessary to restructure the obligations of the Borrower in respect of repayment of principal and/or interest (including substitution of currency in respect of repayment of principal and/or payment of interest) at any time after the occurrence of an Event of Default, the Borrower shall execute all necessary agreements with the Lender and such other Persons as may be required by the Lender, for giving effect to the terms and conditions subject to which the debt restructuring may be considered by the Lender.

15.23	Disclosure :

(a)	As a pre-condition relating to grant of the Loan to the Borrower, the Borrower hereby agrees and consents for the disclosure by the Lender of all or any information and data relating to the Borrower, of the Term Loan Facility availed of to be availed by the Borrower, obligations assumed/ to be assumed by the Borrower in relation thereto and default, if any, committed by the Borrower in discharge thereof as the Lender may deem appropriate and necessary to disclose and furnish to Credit Information Bureau (India) Limited and any other agency so authorized in this behalf by RBI.

(b)	The Borrower hereby further agrees that in case of default in repayment of the loan/ advances or in the payment of interest thereon or any of the agreed instalments of the loan on due dates the Lender and or the RBI will have an unqualified right to disclose or publish name of the Borrower and its Directors as defaulters in such manner and through such medium as the Lender or RBI in their absolute discretion may think fit. The Borrower also agrees that the Lender may at its sole discretion disclose Credit Information relating to the Borrower to any Banks / Financial Institutions in connection with the Term Loan Facility granted to the Borrower.

(c)	The Borrower further declares that the information and data furnished by the Borrower to the Lender is true and correct.

(d)	The Borrower also understands that:

(i)	CIBIL and any other Agency so authorized may use and /or process the said information and data disclosed by the Lender in the manner as deemed fit by them; and

(ii)	CIBIL and any other agency so authorized may furnish for consideration the processed information and data or products thereof prepared by them, to banks / financial institutions and other Credit Grantors or Registered Users, as may be specified by the Reserve Bank of India in this behalf.

15.24	Attorney:

The Borrower irrevocably constitutes and appoints the Lender to be the Borrower’s true and lawful attorney and to do and execute for and in the name and on behalf of the Borrower upon the occurrence of an Event of Default, all or any of the following acts, deeds and things as mentioned in Schedule 2.

The Borrower hereby ratifies and confirms all the acts things deeds performed or to be performed by the Lender or its nominees or substitutes in pursuance of any of the powers and the powers hereby conferred shall not be determined or affected by the fact of the Borrower acting personally or through another in the premises;

Such Power of Attorney granted unto the Lender shall be irrevocable and subsist in favour of the Lender till the Final Settlement Date.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

33

16.	MISCELLANEOUS :

16.1	Effective Date of Agreement and Incorporation of Sanction Letter :

This Agreement shall become binding on the Borrower and the Lender on and from the date that both Parties execute this Agreement. This Agreement shall be in force till all amounts outstanding under this Agreement are irrevocably repaid and unconditionally discharged in full, to the satisfaction of the Lender.

16.2	Stamp Duties :

The Borrower shall pay or indemnify the Lander against any and all stamp duty, registration and similar taxes or charges, which may be payable in connection with the execution, entry into, performance or enforcement of the Financing Documents. Provided however, the Borrower shall not be required to pay any stamp duty, registration and similar taxes or charges which may be payable in connection with the assignment, transfer or novation of a commitment of any Lender in favour of a New Lender.

16.3	Amendments and Waivers :

Any term of the Financing Documents may be amended or waived in writing by the Parties.

16.4	Waivers and Remedies :

No failure to exercise and no delay in exercising on the part of the Lender any right, power or privilege under the Financing Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No waiver by the Lender shall be effective unless it is in writing

16.5	Right of Set Off:

In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuation of a Event of Default, the Lender is hereby authorised at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any investments permitted by the Lender at any time held or owing by the Lender (including, without limitation, by any branches and agencies of the Lender wherever located) to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lender under this Agreement or under any of the other Financing Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Financing Document, irrespective of whether or not the Lender shall have made any demand with respect thereto

16.6	Obligations of the Borrower:

The Borrower's liability to the Lender shall not be discharged until and unless the Borrower has paid or discharged the obligations owed to the Secured Parties under the Financing Documents.

16.7	Right of First Refusal:

The Borrower agrees to offer the Lender, on a right to first refusal basis at least pro rata business relating to remittances, bills/cheque purchase, non-fund based transactions including letters of credit and bank guarantees, forex transactions and any interest or currency hedging business contemplated by the Borrower.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

34

17.8	Notices :

(a)	Any Notice to be given to the Borrower may be made or given by leaving the same at or posting the same by Registered Post in an envelope addressed to the Borrower’s Agent and at its Registered office and any Notice to be given to any of the Lender may be given by leaving the same at or posting the same by registered post in an envelope addressed to the Lending Office of the Lender and every such Notice shall be deemed to be received as the case may be, at which it is left or at the time at which it would have been delivered in the ordinary course of post at such registered office of the Borrower's Agent or such Office of the Lender as the case may be.

TO THE BORROWER :

BHARAT BUSINESS CHANNEL LIMITED

Address	:	Auto Cars Compound. Adalat Road,
Aurangabad - 431005,
State of Maharashtra.

Attention	:	Mr. Venugopal Nandlal Dhoot

Facsimile	:	022 66113500

Telephone	:	022 66113600

TO THE LENDER :

BANK OF INDIA

Address:	PUNE LARGE CORPORATE BRANCH,
"Sushilp”, 1290, Shivajinagar,
Opposite Swan Inn,
Off Jangli Maharaj Road,
Pune - 411 005.

Attention :	The Deputy General Manager

Facsimile :	020 - 25530319 / 0314

Telephone:	020 25530316

(b)	A Notice or other Communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place.

(c)	Each Party may change its Address. Telephone Number, and Fax Number for the purpose of Notice under this Agreement by notifying the all other Parties of such change.

17.9	Evidence of Debt:

The Term Loan Account maintained by the Lender, in accordance with its usual practice, and the Entries made therein shall be conclusive evidence of the existence and amount of obligation of the Borrower, in any legal action or proceeding out of or in connection with this Agreement.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

35

17.10	Governing Law and Jurisdiction :

(a)	The Borrower agrees that the Courts and Tribunals at Mumbai and Pune shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Financing Documents and that accordingly any suit, action or proceedings (together referred to as '’Proceedings") arising out of or in connection with the Financing Documents may be brought in such Courts or the Tribunals and the Borrower irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts or tribunals.

(b)	The Borrower irrevocably waives any objection now or in future, to the laying of the venue of any Proceedings in the Courts and Tribunals at Mumbai and Pune and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the the Courts and Tribunals at Mumbai and Pune shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction, (subject to the laws of such jurisdiction) by a suit upon such judgment, a certified copy of which shall be conclusive evidence of such judgment, or in any other manner provided by law.

(c)	Nothing contained in this Section 17.10. shall limit any right of the Lender to take Proceedings in any other Court or Tribunal of Competent Jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction whether concurrently or not and the Borrower irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such court or tribunal, and the Borrower irrevocably waives any objection it may have now or in the future to the laying of the venue of any Proceedings and any claim that any such Proceedings have been brought in an inconvenient forum

(d)	The Borrower hereby consents generally in respect of any Proceedings arising out of or in connection with any Financing Document to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

(e)	To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

17.11	Assignment and Novation :

The Borrower shall not assign, novate or transfer any of its rights or obligations under this Agreement. The Lender may without the consent of the Borrower at any time, transfer, assign or novate all or any part of its rights and benefits under this Agreement to any Banking Companies or Non Banking Financial Companies.

17.12	No Waiver; Remedies Cumulative :

The rights, powers and remedies herein or in any other Financing Document or expressly provided are cumulative and not exclusive of any rights, powers or remedies which any of the Lender or Secured Parties would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

36

17.13	Benefit:

Subject to Section 17.11 hereof, this Agreement shall be binding upon and enure to the benefit of each Party hereto and its successors and assigns.

17.14	Calculations and Computations :

(a)	In any legal action or proceedings arising out of or in connection with the Financing Documents, the entries made in the accounts maintained by the Lender shall, in the absence of any manifest error, be conclusive evidence of the existence and amount of obligations of the Borroweras therein recorded.

(b)	Any certification or determination by the Lender of a rate or amount under the Financing Documents, in the absence of any manifest error, is conclusive evidence of the matters to which it relates.

(c)	All calculations and computations determining compliance with this Agreement shall utilise accounting principles, policies and practices in conformity with those used to prepare the financial statements, delivered to the Lender pursuant to this Agreement.

17.15	Severability :

If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the Applicable Law, and if the rights or obligations under this Agreement of the Parties will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of the Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

17.16	Survival of Terms :

Termination or expiration of the Agreement for any reason shall not relieve the Borrower from any liabilities or obligations set forth in this Agreement which: (i) the Borrower has expressly agreed shall survive such termination or expiration; or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

37

THE FIRST SCHEDULE ABOVE REFERRED TO.

[DETAILS OF THE TERM LOAN - II FACILITY TOGETHER WITH MARGIN.

INTEREST AND REPAYMENT SCHEDULE]

[ Rs. in Crores ]

NATURE OF FACILITY	LIMIT	MARGIN	RATE OF INTEREST
Term Loan Facility	150.00	Nil	2.75% over Base Rate, presently 13.00% p.a. with monthly rests with annual reset. Interest to be serviced as and when applied.
TOTAL	150.00

REPAYMENT SCHEDULE OF TERM LOAN - II LIMIT

Repayable in 24 Quarterly Ballooning Instalments. First Instalment to start after Moratorium Period of 2 Years and 3 Months from the date of First Disbursement. Door to Door Tenure of 8 Years and 3 Months. Interest to be serviced as and when applied.

FROM DATE OF FIRST DISBURSEMENT	AMOUNT PER INSTALMENT (Rs. in Crores)
End of 30 Months	1 8750
End of 33 Months	1.8750
End of 36 Months	1.8750
End of 39 Months	1.8750
End of 42 Months	2.8125
End of 45 Months	2.8125
End of 48 Months	2.8125
End of 51 Months	2.8125
End of 54 Months	5.6250
End of 57 Months	5.6250
End of 60 Months	5.6250
End of 63 Months	5.6250
End of 66 Months	7.5000
End of 69 Months	7.5000
End of 72 Months	7.5000
End of 78 Months	9.3750
End of 81 Months	9.3750
End of 84 Months	9.3750
End of 87 Months	9.3750
End of 90 Months	10.3125
End of 93 Months	10.3125
End of 96 Months	10.3125
End of 99 Months	10.3125
TOTAL	150.0000

[ All other terms and conditions as contained in Letter of Sanction Ref. No. PLCB/SR dated 16.03.2013 of the Pune Large Corporate Branch of Bank of India. ]

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

38

THE SECOND SCHEDULE ABOVE REFERRED TO

(a)	To take and carry on the business of the Borrower and complete any engagements and contracts.

(b)	To sign register, file any application forms, contracts, agreements, transfers, acceptance, receipts, acquaintances, returns and any other documents and to sign and endorse all cheques, promissory notes, bills of exchanges, bills of lading, dividend mandates or other orders for payment of money or delivery of property.

(c)	To sell, transfer, assign or deal with any goods and other moveables.

(d)	To demand and receive all debts, sums of money, principal money, dividends interest and dues of whatever nature.

(e)	To appoint selling agents and if necessary to undertake new kind of activity.

(f)	To realize all assets (movable or immovable) including the goodwill of the business.

(g)	To tender contract for purchase, accept and sign the transfer into the name of the Borrower of any securities, shares, stocks, debentures, funds or any other securities, to apply for and accept allotment of any shares, and securities and to sell, endorse, negotiate, transfer and assign any securities which do now or shall hereafter stand in the name of the Borroweror to which the Borroweris now or may at any time hereafter be entitled to demand, receive and collect interest and dividend due or to accrue due on any such securities, shares, stocks, debentures, funds and other securities and apply the proceeds of such sale, endorsement, transfer, negotiation and assignment and the recovery of any interest and dividend in satisfaction of any monies due by the Borrowerto the Lender and to endorse and transfer all or any such securities, shares, stocks, debentures, funds and other securities which may from time to time or at any time be in the possession of the Lender whether for safe custody or otherwise or held by the Lender as security for any money payable to the Lender by the Borrower in respect of any account or general balance of account or otherwise.

(h)	To appoint a proxy or proxies for the purpose of representing the Borrower and voting in meeting or meetings of any company or Corporation in which the Borrower holds any shares, debentures, stocks, etc

(i)	To deal with the assessment of the Borrower in respect of Income Tax, Super Tax. Wealth Tax, Gift Tax, Expenditure Tax, Capital Gains Tax and any other Taxes on income revenue or capital and levy of customs and/or excise duties and to apply for and to receive refunds of any such tax or taxes or levy or levies.

(j)	To attend and represent the Borrower before any authority or tribunal and for that purpose to sign, execute and deliver all such documents and make all such declarations as may be necessary.

(k)	Generally to act in the premises as fully and effectually with all intents and purposes to do all things as are necessary and which the Borrower would do if personally present.

(I)	For all and any of the purposes, aforesaid to appoint a substitute or substitutes.

For Bharat Business Channel Limited

/s/ Siddharth Somani
Director / Authorised Signatory

39

THE THIRD SCHEDULE ABOVE REFERRED TO
DETAILS OF SANCTION LETTER.

Sanction Letter bearing Ref. No. PLCB/SR dated 16.03.2012 addressed to Bharat Business Channel Limited by Bank of India, Pune Large Corporate Branch.

IN WITNESS WHEREOF, THE PARTIES HERETO, HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.

THE COMMON SEAL OF THE BORROWER within named BHARAT BUSINESS CHANNEL LIMITED is hereunto affixed pursuant to the Authority granted by the Resolution of the Board of Directors passed on the 18th day of MARCH 2013 in the presence of Mr. SIDDHARTH SOMANI and Mr. _________, ~~Director~~ / Authorised Signatory of the Borrower duly authorized by the Board in that behalf who has also signed these presents in token thereof.	For Bharat Business Channel Limited /s/ Siddharth Somani Director / Authorised Signatory /s/ Siddharth Somani

SIGNED AND DELIVERED BY BANK OF INDIA, THE LENDER within named, by the hand of its Authorised Official. Mr. G.H.SARANGI